EMPLOYMENT AGREEMENT

THIS AGREEMENT, dated this 6th day of October 2014 ("the Effective date") between VIRURL, Inc. ("VIRURL"), a Delaware corporation, with its principal office at 137 Bay Street, Suite 7, Santa Monica, CA 90405 (the "Company"), and Geoff DeStefano, ("Executive")

WHEREAS the Company desires to employ the Executive and the Executive desires to accept such employment in the Business, subject to the terms, conditions and covenants herein provided; and

WHEREAS both parties have agreed to execute, deliver and perform this Agreement;

NOW THEREFORE in consideration of the mutual covenants herein contained and other good and valuable consideration, the Company and the Executive agree as follows:

POSITION

1. The Company hereby engages Employee as a consultant, and Executive agrees to consult with, Company, for the Consulting Term, which shall mean from the Effective Date until the Employment Commencement Date. During the term of the consultation, Executive shall provide consulting services as, and have the title of "President." The "Employment Commencement Date" shall mean the "Effectiveness Date", i.e., the date that the Company's registration statement filed with the Securities and Exchange Commission is declared effective. From and after the Employment Commencement Date, Executive agrees to be employed by, and Company agrees to employs the Executive as, and the Executive agrees to be employed as, the President of the Company on the terms and conditions herein contained. The Executive shall report directly to the CEO and to the board of directors of the Company.

2. The Executive shall have such duties and responsibilities as the Executive and the Company's board of directors shall agree upon from time to time, consistent with the responsibilities of a President of a company engaged in the Business. Executive shall have at all times, full access to the Company's files and records, including with respect to its obligations to publicly report its results of operations.

3. The Executive shall work out of an office at a place determined by the board of directors in the Los Angeles area. The Company agrees that the Executive will not be asked to relocate his principal place of employment, unless mutually agreed to by the parties and provided always that any and all reasonable relocation costs shall be borne by the Company.

4. The Executive will agree to provide business advisory services and strategic partnerships related to merger or acquisition targets.

5. The Executive will devote all of his business time to the affairs of the Company, unless otherwise approved by the Company or listed under Schedule A to this Agreement

REMUNERATION

5. (a) The Executive shall receive a base salary from the Company of US$12,000 per month until November 15, 2014, $15,000 per month from the period beginning November 16, 2014 through the effective date of the Company's S-1 Registration Statement, and $20,000 per month from the date of effectiveness of the Company's S-1 Registration Statement through the termination date of this Agreement and / or if the Company raises $1.5 million dollars in financing, whichever comes first. Salary payments will be made bi-weekly with payment received after services are rendered. All salary payments shall be cash payments payable in accordance with the Company's payroll practices in force from time to time and shall be inclusive of all applicable income, employment insurance and other taxes and charges that are required by law to be withheld by the Company or the Executive.

(b) Executive shall be paid a one-time bonus of $10,000 for each $1,000,000 of revenue per year acquired (based on the year of acquisition) by the Company due to a merger and/or acquisition transaction that is introduced to the Company from an Approved Introduction of the Executive. Approved Introductions shall mean introductions that have been approved by the CEO or the Board of Directors before they are made. Approval requests to be made to CEO in writing or email.

(c) Executive shall be paid a one-time bonus fee of $20,000 for each $1,000,000 of new revenue per year generated by the Company originating from advertising, sales or strategic partnerships, which are introduced to the Company from an Approved Introduction of the Executive. The bonus payment listed in this section shall automatically terminate on the date that is 12 months from a future merger or acquisition that results in a change of control of the Company

(d) Executive shall receive 900,000 options to purchase common stock at an exercise price of $0.25 per share, which shall vest at a rate of 25,000 per month starting on July 15, 2014. If the Company shall merge, acquire, or be acquired by any entity during the first year of this Agreement, Executive shall receive, in place of the 900,000 options described in this section, a total of 2,100,000 options to purchase common stock in the surviving entity, at a price per share of $0.25. All of Executives options shall vest upon a Change of Control (to be defined in a customary and reasonable manner) or other significant financial event involving the Company (but not the effectiveness of the Company's registration statement).

(e) The Company may, at its discretion, increase the Executive's annual base salary at any time.

(f) Except as otherwise provided herein, the Salary shall be pro-rated for any partial month.

6. **Commission Payments.** In addition to the salary payment listed in Section 5(a) Company shall also pay to Executive a transaction fee of two percent (2%), of the

consideration paid for any acquisition or merger, so long as such merger or acquisition target is introduced to the Company from an Approved Introduction of the Executive, solely due to the efforts of Executive, and if no investment bank is utilized during the transaction. Company shall also pay to Executive a transaction fee one percent (1%), of the consideration paid for any acquisition or merger, so long as such merger or acquisition target is introduced to the Company from an Approved Introduction of Executive, solely due to the efforts of Executive, and an investment bank is utilized during the transaction. The commission fee is paid using the same consideration ratio used for the transactions. (I.E. – If Company acquires Target with Cash, Executive receives 100% cash commission payment. If Company acquires Target with Equity, Executive receives 100% equity commission payment. The executive has the right to accept his equity commission in common shares or in stock options

BENEFITS AND EXPENSES

7. The Executive shall be entitled to participate in any health, life and medical benefit plan made available by the Company generally to its executives, as amended from time to time. The Company shall pay all necessary and reasonable business expenses as approved by the Company's board of directors which approval shall not be unreasonably withheld, and which are actually and properly incurred by the Executive in furtherance of or in connection with the Business, including without limitation, all business related travel and parking expenses, public relations expenses and all business related entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise). If any such expenses are paid in the first instance by the Executive, the Company shall reimburse him therefor, subject to the receipt by the Company of statements and vouchers in a form reasonably satisfactory to the Company.

VACATION

8. The Executive shall be entitled to Four weeks paid vacation time per employment year beginning on the date of his Employment Agreement. Executive's paid vacation can be increased at any time as agreed to by board of directors.

TERM

9. (a) The initial term of this Agreement (the "**Initial Term**"), and the Executive's employment hereunder, shall be for a period of three years commencing as of October 6, 2014, unless sooner terminated in accordance with the provisions of section 10. Executive's employment is considered "At Will" and this agreement can be terminated by either party at any time and for any reason upon the giving of written notice of such intent to the other party at least 30 days prior to the effective date of such termination.

(b) In the event of the delivery by the Company of a notice pursuant to section 10(a), Company shall pay Executive his Salary and benefits (including, without limitation, Executive's Bonus) earned or accrued through the date of termination

and shall reimburse Executive for business expenses recoverable under section 7, above, incurred up until the date of termination.

TERMINATION

10. (a) This is an "At Will" employment. The Company may terminate this Agreement and Executive's employment hereunder at any time and for any reason upon the giving of written notice of such intent to Executive at least 30 days prior to the effective date of such termination.

(e) **Termination Pay**. Effective upon the termination of this Agreement for any of the reasons set forth in section 10(a), the Company shall be obligated to pay the Executive any salary payments due through the date of termination. Any stock options not vested as of the date of termination shall be voided and Executive shall no longer have any right to such unvested stock options. Any and all outstanding bonuses will be paid in full, including all bonuses based work that has yet to closed or will continue on for the 12 month period following termination of the agreement.

CONFIDENTIALITY

11. (a) All confidential records, material, information and all trade secrets concerning the business or affairs of the Company obtained by the Executive in the course of his employment with the Company shall remain the exclusive property of the Company. During the Executive's employment or at any time thereafter, the Executive shall not divulge the contents of such confidential records, material, information or trade secrets to any person, firm or corporation other than to the Company or the Company's qualified executives and following the termination of his employment hereunder the Executive shall not, for any reason, use the contents of such confidential records, material, information or trade secrets for any purpose whatsoever. This section shall not apply to any confidential records, material, information or trade secrets which:

(1) is or becomes publicly known through the lawful action of any third party;

(2) is disclosed without restriction to the Executive by a third party;

(3) is known by the Executive prior to its disclosure by the Company;

(4) is subsequently developed by the Executive, independently of records, material, information and trade secrets supplied to the Executive by the Company;

(5) has been made available by the Company directly or indirectly to a third party without obligation of confidentiality; or

(6) the Executive is obligated to produce as a result of a court order or pursuant to governmental or other legal action, provided that the Company shall have been given written notice of such court order or governmental or other legal action and an opportunity to appear and object.

(b) The Executive agrees that all Confidential Information which the Executive develops, prepares or works on either individually or on a team during the Term with the Company shall belong exclusively to the Company and the Executive hereby assigns to the Company all title and interest, including copyright and patent rights, thereto and waives any moral rights which the Executive may have therein. If the Executive develops, prepares or works on the design or development of Confidential Information of any kind during the Term, the Executive will keep notes and other written records of such work, which records shall be kept on the premises of the Company and made available to the Company at all times for the purpose of evaluation and use in obtaining copyright protection or as a protective procedure. The Executive will upon request of the Company, and at the Company's expense, provide a reasonable level of assistance to the Company with respect to applications for trade marks, copyrights, patents or other forms of intellectual property protection for work on which the Executive was involved during the Term. The Executive agrees to execute such documents as are reasonable and necessary for the purpose of the Company establishing its right of ownership to such property.

NON-SOLICITATION

12. The Executive covenants and agrees with the Company that he shall not, during the term of his employment hereunder and for a period ending two years following the date of the termination (for any reason) of his employment:

(a) directly or indirectly solicit, interfere with or endeavor to direct or entice away from the Company any person, firm or company who is or has within the preceding year been a customer, client, affiliated agency or otherwise in the habit of dealing with the Company unless Introduction was made by Executive; or

(b) Interfere with, entice away or otherwise attempt to induce the termination of employment of any employee of the Company.

INJUNCTIVE RELIEF

13. The Executive acknowledges and agrees that the agreements and covenants in sections 11 to 13 are essential to protect the business and goodwill of the Company and that a breach by the Executive of the covenants in sections 11 to 13 hereof could result in irreparable loss to the Company which could not be adequately compensated for in damages and that the Company may have no adequate remedy at law if the Executive breaches such provisions. Consequently, if the Executive breaches any of such provisions, the Company shall have in addition to and not in lieu of, any other rights and remedies available to it under any law or in equity, the right to obtain injunctive relief to restrain any breach or threatened breach thereof and to have such provisions specifically enforced by any court of competent jurisdiction.

DISPUTE RESOLUTION PROCEDURE

14. (a) The parties shall be free to bring all differences of interpretation and disputes arising under or related to this Agreement to the attention of the other party at any time without prejudicing their harmonious relationship and operations hereunder and the offices and facilities of either party shall be available at all times for the prompt and effective adjustment of any and all such differences, either by mail, telephone, or personal meeting, under friendly and courteous circumstances. Notwithstanding the foregoing, any controversy, claim, or breach arising out of or relating to this Agreement which the parties are unable to resolve to their mutual satisfaction shall be resolved in accordance with subparagraph b below.

(b) As a condition precedent to invoking any other dispute resolution procedure including litigation, the parties shall attempt in good faith first to mediate such dispute and use their best efforts to reach agreement on the matters in dispute. Within five business days of the request of either party, the requesting party shall attempt to employ the services of a third person mutually acceptable to both parties to conduct such mediation within five business days of the mediator's appointment. Unless otherwise agreed upon by the parties hereto, the parties shall share the cost of the mediator's fees and expenses equally. If the parties are unable to agree on such third person, then the requesting party may submit the matter to the nearest office of the American Arbitration Association for **mediation**, only, in accordance with the commercial mediation rules then prevailing. If, on completion of such mediation, the parties are still unable to agree upon and settle the dispute, then either party may initiate litigation. This Agreement contains no arbitration clause. Binding arbitration may only be used upon the mutual agreement of the parties hereto.

SEVERABILITY

15. The parties acknowledge that the provisions of sections 11 to 13 hereof (the "**Restrictive Covenants**") are reasonable and valid in geographic and temporal scope and all other respects. If any court of competent jurisdiction determines that any of the Restrictive Covenants or any part thereof, is or are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to invalid portions. If any court of competent jurisdiction determines that any of the Restrictive Covenants or any part thereof is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be and, in its reduced form, such provision shall then be enforceable. The Executive acknowledges that the Company's business extends throughout the geographical area outlined above and that the geographic scope of the covenants contained herein is reasonable.

INDEMNITY

16. Except for acts of dishonesty, willfully fraudulent or criminal acts or other willfully wrongful acts or omissions on the part of Executive, the Company agrees to indemnify and save the Executive harmless from and against any and all damages, liabilities, claims, costs, including reasonable attorneys' fees, charges and expenses, including any amount paid to settle any action

or satisfy any judgment, incurred by him in connection with his employment or incurred by him in respect of any civil, criminal or administrative action or proceeding to which the Executive is made a party by reason of having been an officer or employee of the Company.

WHOLE AGREEMENT

17. This Agreement constitutes and expresses the whole agreement of the parties hereto with respect to the employment of the Executive by the Company and with respect to any matters or things herein provided for or hereinbefore discussed or mentioned with reference to such employment. All promises, representations, collateral agreements and understandings relative thereto not incorporated herein are hereby superseded by this Agreement.

ASSIGNMENT

18. If Company shall acquire or be acquired in a merger or acquisition transaction, such surviving entity shall be required to sign an amendment to this Agreement, honoring all terms, rights, and responsibilities contained in this Agreement, including all compensation, salary and stock option payments.

GENERAL

18. All notices, request, demands or other communications by the terms hereof required or permitted to be given by one party to the other shall be given in writing by personal delivery or by facsimile, addressed to the other party as follows:

(a) to the Company at: VIRURL, Inc.
137 Bay Street
Suite 7
Santa Monica, Ca 90405
Attention: Francisco Diaz-Mitoma, CEO

(b) to the Executive at: Geoffrey DeStefano
____
____
____

or such other addresses as may be given by either of them to the other in writing from time to time.

19. This Agreement shall be governed by and interpreted under the laws of the State of Delaware without regard to principals of conflicts of law.

20. All dollar amounts referred to in this Agreement are expressed in U.S. funds.

21. (a) This Agreement is personal to the Executive and may not be assigned by him.

(b) Upon notice to the Executive, this Agreement may be assigned to an affiliate of the Company, provided that notwithstanding such assignment, the Company continues to guarantee the performance by such assignee of its obligations hereunder. This Agreement shall not otherwise be assigned by Company and such restriction shall include any assignment by operation of law.

(c) Except as aforesaid, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including, in the case of the Executive, his heirs, executors, administrators and legal personnel representatives.

22. Time shall be of the essence of this Agreement and of every part hereof.

23. The parties acknowledge and agree that, except to the extent the context clearly requires otherwise, the representations, warranties and covenants set forth herein shall survive the termination or expiration of this Agreement.

24. The parties acknowledge that each of them has read and understood this Agreement, and that each of them has been given the opportunity to obtain independent legal advice in connection with this Agreement and its terms.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

VIRURL, Inc.

By: ______________________
Francisco Diaz-Mitoma, CEO

EXECUTIVE

By: ______________________
Geoffrey DeStefano

Schedule A

Approved Introduction List

Schedule A: GDS Carve outs

September 2014

Consulting:

- Illinois Lottery deal
- Ford & Rock Corp project
- Spring Studios Multi Channel
- Dorsey James TV consulting
- Japanese Noodles Restaurant project
- CBRE Asia consulting

Entertainment:

- Max Danger Project
- Military Channel / Production Group project
- Kill Machine, General Patton, Military Christmas
- Afghanistan Alamo project
- Tea With Me project